FOURTH AMENDMENT TO

CONNECTICUT NATURAL GAS CORPORATION

DEFERRED COMPENSATION PLAN

The Connecticut Natural Gas Corporation Deferred Compensation Plan, as amended and restated effective as of March 1, 1999 (the "Plan"), is hereby amended as follows effective as of Nov 30, 1999:

1. By deleting Section 6.4 of the Plan and inserting in lieu thereof the following:

"6.4 Modifications. A Participant may revise any payment election, as to future contributions only, by December 31 of the year preceding the year for which such contributions shall be deemed to be made. In addition, a Participant may change from time to time his or her payment election(s) with respect to the payment of the entire balances in Accounts A and/or B, except that no such payment election change shall be effective under the Plan unless it is filed with the Committee at least one year prior to the date on which the Participant's employment terminates by retirement or for any other reason.  Any payment election or change therein shall be made on an election form provided by the Committee.

2. By adding a new Section 6.9 after 6.8 of the Plan as follows:

"6.9 Delay In and Approval of Distributions. Notwithstanding anything to the contrary herein, the distribution of all or any portion of a Participant's Accounts will be delayed for a period not to exceed seven months or may be subject to prior approval by the Compensation Committee (the "Compensation Committee") of the Board of Directors of CTG or by the Board of Directors of CTG to the extent that the Committee determines that such delay or approval is necessary or desirable to ensure that any transaction under the Plan will qualify for an exemption from the liability provisions imposed on the Participant under Section 16(b) of the Securities Exchange Act of 1934, as amended, or any rules and regulations issued thereunder. In the event of any such delay, the undistributed Accounts shall continue to be subject to investment adjustment until distribution is made."

3. Except as hereinabove modified and amended, the Plan, as amended, shall remain in full force and effect.

IN WITNESS WHEREOF, Connecticut Natural Gas Corporation hereby executes this First Amendment this 14th day of December, 1999.

Witness: CONNECTICUT NATURAL GAS CORPORATION

Jean S. McCarthy                          &n bsp;            &nbs p;